EXHIBIT 10.1

ORBITZ WORLDWIDE, INC.
2007 EQUITY AND INCENTIVE PLAN
(As amended and restated, effective June 12, 2012)

1.    Purpose; Types of Awards; Construction.

The purposes of the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan (the “Plan”) are to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Orbitz Worldwide, Inc. (the “Company”), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company's business. The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements.

2.    Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Annual Incentive Program” means the program described in Section 6(c) hereof.

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document, in each case as approved by the Committee, evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means, following the Effective Date and excluding the separation transaction pursuant to which the Company becomes a separate public corporation for the first time, a change in control of the Company, which will have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(g) “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.

(h) “Company” means Orbitz Worldwide, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(j) “Effective Date” means the effective date of the IPO.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(l) “Fair Market Value” means the fair market value determined in such manner as the Committee, in its sole discretion, may deem equitable or as required by applicable law, rule or regulation. Unless the Committee otherwise determines, with respect to an Award granted under the Plan, “Fair Market Value” means (i) the mean between the highest and lowest reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded on the date of grant of such Award, or if the date of grant is not a trading day, then the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the date of grant of such Award, or if the date of grant is not a trading day, then the last preceding date on which there was a sale of such Stock on such over-the-counter market.

(m) “Grantee” means a person who, as a non-employee director, officer or other employee, advisor or consultant of the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

(n) “IPO” means the initial public offering of the Company's Stock.

(o) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Long Range Incentive Program” means the program described in Section 6(b) hereof.

(q) “Non-Employee Director” means any director of the Company who is not also employed by the Company or any of its Subsidiaries.

(r) “NQSO” means any Option that is not designated as an ISO.

(s) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(t) “Other Cash-Based Award” means cash awarded under the Annual Incentive Program or the Long Range Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(u) “Other Stock-Based Award” means a right or other interest granted to a Grantee under the Annual Incentive Program or the Long Range Incentive Program that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Performance Goals” means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) room nights; Reflects the proposed amendment to include room nights as an available Performance Goal under the Plan. (xi) stock price or total stockholder return; (xii) income or earnings from continuing operations; (xiii) cost targets, reductions and savings, expense management, productivity and efficiencies; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(x) “Plan” means this Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended from time to time.

(y) “Plan Year” means a calendar year.

(z) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Unit” or “RSU” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(bb) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(cc) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(dd) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(ee) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Administration.

The Plan shall be administered by the Board or by such Committee that the Board may appoint for this purpose. If a Committee is appointed to administer the Plan, all references herein to the “Committee” shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the “Committee” shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to amend the terms and conditions of outstanding Awards, including, but not limited to extending the exercise period of such Awards and accelerating the vesting schedule of such Awards; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company's stockholders. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company's stockholders, the Committee may provide for, and the Company may implement, a one-time only stock option exchange program, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price, or other equity benefit as may be approved by the Committee, provided that such one-time only stock option exchange program is implemented within twelve months of the date of such stockholder approval.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Parent or Subsidiary of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.    Eligibility.

Awards may be granted to selected non-employee directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.    Stock Subject to the Plan.

The maximum number of shares of Stock reserved for issuance under the Plan shall be 24,100,000, Reflects the proposed amendment to increase shares of Stock reserved for issuance under the Plan from 21,100,000 to 24,100,000. subject to adjustment as provided herein. No more than (i) 5,000,000 shares of Stock may be made subject to NQSOs or SARs to a single individual in a single Plan Year, (ii) 2,500,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards denominated in shares of Stock) to a single individual in a single Plan Year, and (iii) 1,000,000 shares of Stock may be issued pursuant to the exercise of ISO's, in each case, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Reflects the proposed amendment to delete a liberal share recycling provision from the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) annual award limitations set forth in Section 5, and (v) the Performance Goals applicable to outstanding Awards.

6.    Specific Terms of Awards.

(a) General.  The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, vesting, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Long Range Incentive Program.   Under the Long Range Incentive Program, the Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Long Range Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options.  The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(a) Type of Award.  The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(b) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, subject to Section 6(b)(v), in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(c) Term and Exercisability of Options.  The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(d) Termination of Employment.  An Option may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option.